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                                                                    EXHIBIT 23.4


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

We hereby consent to the use in the Registration Statement of CNET on Form S-4 and in the Joint Proxy Statement/Prospectus of CNET and Ziff-Davis, which is part of the Registration Statement, of our opinion dated July 18, 2000 appearing as Annex D to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name in the section entitled "Opinion of Ziff Davis' financial advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             MORGAN STANLEY & CO. INCORPORATED

                                             By: /s/ Stuart J. Epstein
                                                 -------------------------------
                                                 Stuart J. Epstein
                                                 Managing Director

New York, New York
September 1, 2000